Exhibit 99

PRESS RELEASE

For Release:	July 27, 2017
Nasdaq:	MFNC
Contact:	Paul D. Tobias, (248) 290-5901 / ptobias@bankmbank.com
Jesse A. Deering, (248) 290-5906 /jdeering@bankmbank.com
Website:	www.bankmbank.com

MACKINAC FINANCIAL CORPORATION SURPASSES $1 BILLION IN TOTAL ASSETS,

ANNOUNCES SIX-MONTH AND SECOND QUARTER 2017 RESULTS

Manistique, Michigan — Mackinac Financial Corporation (Nasdaq: MFNC) (the “Corporation”), the bank holding company for mBank, today announced second quarter 2017 income of $1.680 million, or $.27 per share, compared to a loss of $.125 million or ($.02) per share for the second quarter of 2016.  Net income for the first six months of 2017 totaled $3.406 million, or $.54 per share, compared to $1.007 million, or $.16 per share, for the same period in 2016.  Total assets of the Corporation at June 30, 2017 totaled $1.027 billion, compared to $892.328 million at June 30, 2016.  Weighted average shares for 2017 totaled 6,282,551, compared to 6,220,906 shares in the same period of 2016.

The period-to-period comparison above includes the effect of the Corporation’s April 2016 acquisition of First National Bank of Eagle River (“Eagle River”).  In connection with this acquisition, the Corporation had GAAP pre-tax transaction related expenses totaling $2.516 million recorded in the second quarter of 2016. These costs, largely associated with the early termination of the Eagle River data processing system, reduced the reported net income for the 2016 second quarter by $1.712 million, or $.27 per share, on an after-tax basis.  The adjusted net income for the second quarter of 2016 (exclusive of the transaction related expenses) would equate to $1.588 million, or $.25 per share.  Adjusted net income for the first six months of 2016 for the Corporation was $2.770 million, or $.45 per share.

Highlights for the first six months of 2017 include:

•                  mBank, the Corporation’s subsidiary bank, recorded six-month net income of $4.113 million compared to $1.807 million in 2016.  Excluding $2.216 million of transaction related expenses at the bank ($1.462 million after tax), net income was $3.270 million for the first six months of 2016, equating to a 26% increase, as adjusted, compared to the same period in 2017.

•                  The Corporation and mBank surpassed the billion-dollar asset threshold during the quarter and ended the period at $1.027 billion and $1.023 billion of total assets, respectively.

•                  Total interest income of $21.462 million through June 2017 compared to $17.403 million for the same period in 2016.

•                  Net interest margin remains solid, at 4.21%. Net interest income increased from $15.284 million in 2016 to $18.485 million in 2017, a 21% increase.

•                  Credit quality remains strong with a Texas Ratio of 9.91%

•                  Continued momentum in the asset based lending division, Mackinac Commercial Credit (“MCC”), with loan production of $16.1 million, an increase of 200% from the same period of 2016.

Loans and Nonperforming Assets

Total loans at June 30, 2017 were $790.753 million an increase from $725.635 million at June 30, 2016, of which approximately $28.0 million is attributable to the August 2016 Niagara Bancorporation (“Niagara”) acquisition. In addition to the balance sheet totals, the Corporation services $210.160 million of sold mortgage loans and $40.097 million of sold SBA and USDA loans. Total loans under management as of second quarter end were $1.041 billion.

New loan production totaled $131.0 million, with the Upper Peninsula contributing $59.8 million, the Northern Lower Peninsula $26.2 million, Southeast Michigan $17.5 million, Wisconsin $11.4 million and MCC, $16.1 million.  Commercial loan production accounted for $63.7 million of the total, with consumer loans, primarily 1-4 family mortgages, totaling $51.2 million, inclusive of $30.0 million of secondary market origination. Commenting on new loan production and overall lending activities, Kelly W. George, President and CEO of mBank stated, “We are pleased to have had consistent loan production thus far in 2017 compared to 2016 in a changing origination environment from years past.  We have accomplished good loan activity in light of increased interest rates that challenge both sides of our balance sheet in terms of garnering acceptable margins for fixed rate loans to support growth. The seasonality of our business and markets has kicked in with significant new loan fundings in July and we anticipate the remaining third quarter and early fourth quarter will remain an active period for lending originations throughout all lines of business.  Proactive officer calling efforts and business development initiatives continue to be a primary focus within all our markets and business segments given the changing lending landscape and the outlook for potential future upward rate moves from the Fed.”

Nonperforming assets totaled $7.798 million, or .76% of total assets at June 30, 2017 compared to $6.813 million, or .76% of total assets at June 30, 2016.  Total loan delinquencies greater than 30 days resided at a nominal .59%, or $4.693 million. George, commenting on credit quality stated, “Our loan portfolio remains sound with no material weaknesses showing in any of the different loan segments during the first half of this year and continued strong payment performance with very nominal levels of problem assets and delinquent obligations. We remain diligent in both the micro aspects of underwriting credits, as well as identifying and avoiding the macro risks associated with concentrations of different types of commercial loans we are cautious to put on our balance sheet. Certain types of commercial real-estate loans we may have looked to adjudicate in prior years have been passed on this year given acceptable returns could not be garnered for the structure or industry type risk of such credits. Maintaining a diverse client base and prudently mixed loan portfolio of business and retail loans remains highly important as we continue to grow, should another economic or real estate downturn occur as we seek to avoid overreliance on any one type of loan or segment.”

Margin/Deposit Analysis

Net interest income for the first six months of 2017 increased to $18.485 million, a 4.21% net interest margin compared to $15.284 million, or 4.25%, in 2016.  Total deposits of $848.245 million June 30, 2017 included approximately $54 million in deposits acquired with the Niagara acquisition. The growth of total deposits was approximately $110 million year-over-year.  George, commenting on core deposits and overall liquidity, stated “The Corporation maintains a strong short-term liquidity position made up of various components of core and wholesale funding sources, as well as unpledged investments to support loan growth and operations. We review the mix of funding sources through various internal committees to ensure it is appropriate as we seek to maximize margin dollars while remaining competitive in terms of pricing to procure in-market core deposits and grow our client base. Focus on deposits has become especially important with changing client banking habits and demographics, as well as customer desire for more electronic and mobile based banking products and services. In June, we secured some longer-term bulk funding with a 4-year $25 million FHLB borrowing to help support new fixed rate commercial lending originations and lock in margin given the outlook for continued rising interest rates. It is becoming more and more difficult to sell variable rate loans in the upward rate environment and maintaining the longer term structural integrity of our balance sheet is critically important to ensure consistent earnings growth year over year, rather than stretch for short term gains in the current year.”

Noninterest Income/Expense

Noninterest income, at $1.571 million, was a $.048 million increase over the June 30, 2016 level of $1.523 million. Noninterest expense was $14.694 million for the first half of 2017 compared to $15.091 million for the same period of 2016.  The 2016 total included $2.516 million of transaction-related expenses. Excluding these charges, noninterest expense totaled $12.575 million.  The largest increase from 2016 was in salaries and benefits and other areas directly impacted by increased operating scale primarily related to the acquisitions of Eagle River and Niagara. The Corporation was able to achieve the expected level of cost efficiencies contemplated with the 2016 acquisitions.

Assets and Capital

Total assets of the Corporation at June 30, 2017 were $1.027 billion, up $135.122 million from the $892.328 million of total assets at June 30, 2016.  Total common shareholders’ equity at June 30, 2017 was $81.313 million, or $12.92 per share, compared to $77.081 million, or $12.38 per share at June 30, 2016.  Capital levels remain consistent with past periods as Tier 1 Common Equity resided at 6.93% of average assets at the Corporation and 9.14% at mBank.

In closure, Chairman and CEO of the Corporation Paul D. Tobias stated, “We are very pleased with the consistency of our earnings for the first half of 2017 as well as their improvement over the same period of 2016.  The scale that we have achieved through both organic growth and acquisitions is beginning to materialize since direct costs of the transactions were all recognized last year.  We believe reaching $1 billion in assets is an important milestone for the Corporation.  With our growth, we will certainly be subject to change in various areas of our company, however, what will not change is our focus on serving our valued clients and investing in the communities, both legacy and acquired, where we conduct business.  We are very excited about the direction of the Corporation and increased opportunities to increase shareholder value through acquisitions and organic growth.”

Mackinac Financial Corporation is a registered bank holding company formed under the Bank Holding Company Act of 1956 with assets in excess of $1 billion and whose common stock is traded on the NASDAQ stock market as “MFNC.”   The principal subsidiary of the Corporation is mBank.  Headquartered in Manistique, Michigan, mBank has 24 branch locations; twelve in the Upper Peninsula, four in the Northern Lower Peninsula, one in Oakland County, Michigan and seven in Northern Wisconsin.  The Company’s banking services include commercial lending and treasury management products and services geared toward small to mid-sized businesses, as well as a full array of personal and business deposit products and consumer loans.

Forward-Looking Statements

This release contains certain forward-looking statements.  Words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “should,” “will,” “view,” and variations of such words and similar expressions are intended to identify forward-looking statements: as defined by the Private Securities Litigation Reform Act of 1995.  These statements reflect management’s current beliefs as to expected outcomes of future events and are not guarantees of future performance.  These statements involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence.  Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements.  Factors that could cause a difference include among others: changes in the national and local economies or market conditions; changes in interest rates and banking regulations; the impact of competition from traditional or new sources; and the possibility that anticipated cost savings and revenue enhancements from mergers and acquisitions, bank consolidations, branch closings and other sources may not be fully realized at all or within specified time frames as well as other risks and uncertainties including but not limited to those detailed from time to time in filings of the Company with the Securities and Exchange Commission.  These and other factors may cause decisions and actual results to differ materially from current expectations.  Mackinac Financial Corporation undertakes no obligation to revise, update, or clarify forward-looking statements to reflect events or conditions after the date of this release.

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES

SELECTED FINANCIAL HIGHLIGHTS

	As of and For the	As of and For the	As of and For the
	Period Ending	Year Ending	Period Ending
	June 30,	December 31,	June 30,
(Dollars in thousands, except per share data)	2017	2016	2016
	(Unaudited)		(Unaudited)
Selected Financial Condition Data (at end of period):
Assets	$1,027,450	$983,520	$892,328
Loans	790,753	781,857	725,635
Investment securities	82,212	86,273	71,114
Deposits	848,245	823,512	738,363
Borrowings	92,024	67,579	70,604
Shareholders’ equity	81,313	78,609	77,081

Selected Statements of Income Data six months and year ended):
Net interest income	$18,485	$33,098	$15,284
Income before taxes	5,162	6,766	1,566
Net income	3,406	4,483	1,007
Income per common share - Basic	.54	.72	.16
Income per common share - Diluted	.54	.72	.16
Weighted average shares outstanding	6,282,551	6,236,067	6,220,906
Weighted average shares outstanding- Diluted	6,298,515	6,268,703	6,241,367

Three Months Ended:
Net interest income	$9,319	$9,118	$7,996
Income before taxes	2,547	2,500	(151)
Net income	1,680	1,698	(125)
Income per common share - Basic	.27	.27	(.02)
Income per common share - Diluted	.27	.27	(.02)
Weighted average shares outstanding	6,294,930	6,263,371	6,227,730
Weighted average shares outstanding- Diluted	6,307,883	6,316,452	6,256,386

Selected Financial Ratios and Other Data:
Performance Ratios:
Net interest margin	4.21%	4.19%	4.25%
Efficiency ratio	71.61	79.69	89.10
Return on average assets	.70	.52	.26
Return on average equity	8.57	5.73	2.58

Average total assets	$982,374	$865,573	$785,881
Average total shareholders’ equity	80,158	78,300	78,383
Average loans to average deposits ratio	95.38%	98.14%	101.68%

Common Share Data at end of period:
Market price per common share	$13.99	$13.47	$11.01
Book value per common share	12.92	12.55	12.38
Tangible book value per share	11.69	11.29	11.23
Dividends paid per share, annualized	.480	.400	.400
Common shares outstanding	6,294,930	6,263,371	6,226,246

Other Data at end of period:
Allowance for loan losses	$5,133	$5,020	$4,733
Non-performing assets	$7,798	$8,906	$6,813
Allowance for loan losses to total loans	.65%	.64%	.65%
Non-performing assets to total assets	.76%	.91%	.76%
Texas ratio	9.91%	11.76%	9.13%

Number of:
Branch locations	24	23	20
FTE Employees	235	222	209

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,	June 30,
	2017	2016	2016
	(Unaudited)		(Unaudited)
ASSETS

Cash and due from banks	$78,972	$44,620	$40,226
Federal funds sold	10,006	2,135	9
Cash and cash equivalents	88,978	46,755	40,235

Interest-bearing deposits in other financial institutions	14,312	14,047	7,184
Securities available for sale	82,212	86,273	71,114
Federal Home Loan Bank stock	3,250	2,911	2,639

Loans:
Commercial	559,388	543,573	503,508
Mortgage	212,306	218,171	206,007
Consumer	19,059	20,113	16,120
Total Loans	790,753	781,857	725,635
Allowance for loan losses	(5,133)	(5,020)	(4,733)
Net loans	785,620	776,837	720,902

Premises and equipment	16,654	15,891	14,699
Other real estate held for sale	4,050	4,782	3,492
Deferred tax asset	6,639	8,760	10,147
Deposit based intangibles	2,047	2,172	1,992
Goodwill	5,694	5,694	5,173
Other assets	17,994	19,398	14,751

TOTAL ASSETS	$1,027,450	$983,520	$892,328

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES:
Deposits:
Noninterest bearing deposits	$156,970	$164,179	$149,435
NOW, money market, interest checking	259,423	286,622	251,140
Savings	61,741	58,315	48,978
CDs<$250,000	143,169	141,629	130,053
CDs>$250,000	10,077	8,489	5,417
Brokered	216,865	164,278	153,340
Total deposits	848,245	823,512	738,363

Federal funds purchased	—	6,000	—
Borrowings	92,024	67,579	70,604
Other liabilities	5,868	7,820	6,280
Total liabilities	946,137	904,911	815,247

SHAREHOLDERS’ EQUITY:
Common stock and additional paid in capital - No par value
Authorized - 18,000,000 shares
Issued and outstanding - 6,294,930; 6,263,371; and 6,231,246 shares respectively	61,782	61,583	61,283
Retained earnings	19,101	17,206	14,982
Accumulated other comprehensive income
Unrealized gains (losses) on available for sale securities	508	(102)	865
Minimum pension liability	(78)	(78)	(49)

Total shareholders’ equity	81,313	78,609	77,081

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,027,450	$983,520	$892,328

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
	(Unaudited)		(Unaudited)
INTEREST INCOME:
Interest and fees on loans:
Taxable	$10,260	$8,684	$20,217	$16,644
Tax-exempt	19	13	52	15
Interest on securities:
Taxable	396	304	795	566
Tax-exempt	75	26	154	57
Other interest income	116	66	244	121
Total interest income	10,866	9,093	21,462	17,403

INTEREST EXPENSE:
Deposits	1,054	771	2,013	1,540
Borrowings	493	326	964	579
Total interest expense	1,547	1,097	2,977	2,119

Net interest income	9,319	7,996	18,485	15,284
Provision for loan losses	50	150	200	150
Net interest income after provision for loan losses	9,269	7,846	18,285	15,134

OTHER INCOME:
Deposit service fees	268	248	540	464
Income from loans sold on the secondary market	316	339	614	606
SBA/USDA loan sale gains	89	166	149	166
Mortgage servicing income	(9)	(8)	(17)	(62)
Net security gains	—	12	—	109
Other	131	139	285	240
Total other income	795	896	1,571	1,523

OTHER EXPENSE:
Salaries and employee benefits	3,658	3,519	7,455	6,906
Occupancy	776	640	1,561	1,280
Furniture and equipment	544	425	1,025	808
Data processing	489	333	950	678
Advertising	174	181	297	337
Professional service fees	405	257	726	498
Loan and deposit	155	155	334	282
Writedowns and losses on other real estate held for sale	243	(14)	255	2
FDIC insurance assessment	189	117	346	225
Telephone	134	122	291	234
Transaction related expenses	—	2,449	—	2,516
Other	750	709	1,454	1,325
Total other expenses	7,517	8,893	14,694	15,091

Income before provision for income taxes	2,547	(151)	5,162	1,566
Provision for income taxes	867	(26)	1,756	559

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	1,680	(125)	3,406	1,007

INCOME PER COMMON SHARE:
Basic	$.27	$(.02)	$.54	$.16
Diluted	$.27	$(.02)	$.54	$.16

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES

LOAN PORTFOLIO AND CREDIT QUALITY

(Dollars in thousands)

Loan Portfolio Balances (at end of period):

	June 30,	December 31,	June 30,
	2017	2016	2016
	(Unaudited)	(Unaudited)	(Unaudited)
Commercial Loans:
Real estate - operators of nonresidential buildings	$114,129	$121,861	$111,523
Hospitality and tourism	73,109	68,025	48,295
Lessors of residential buildings	30,719	27,590	26,662
Gasoline stations and convenience stores	19,903	20,509	20,582
Logging	18,143	19,903	19,203
Commercial construction	10,145	11,505	18,576
Other	293,240	274,180	258,667
Total Commercial Loans	559,388	543,573	503,508

1-4 family residential real estate	200,771	205,945	194,167
Consumer	19,059	20,113	16,120
Consumer construction	11,535	12,226	11,840

Total Loans	$790,753	$781,857	$725,635

Credit Quality (at end of period):

	June 30,	December 31,	June 30,
	2017	2016	2016
	(Unaudited)	(Unaudited)	(Unaudited)
Nonperforming Assets :
Nonaccrual loans	$3,644	$3,959	$3,177
Loans past due 90 days or more	—	—	—
Restructured loans	104	165	144
Total nonperforming loans	3,748	4,124	3,321
Other real estate owned	4,050	4,782	3,492
Total nonperforming assets	$7,798	$8,906	$6,813
Nonperforming loans as a % of loans	.47%	.53%	.46%
Nonperforming assets as a % of assets	.76%	.91%	.76%
Reserve for Loan Losses:
At period end	$5,133	$5,020	$4,733
As a % of average loans	.65%	.64%	.73%
As a % of nonperforming loans	136.95%	121.73%	142.52%
As a % of nonaccrual loans	140.86%	126.80%	148.98%
Texas Ratio	9.91%	11.76%	9.13%

Charge-off Information (year to date):
Average loans	$784,823	$703,047	$652,573
Net charge-offs (recoveries)	$88	$584	$421
Charge-offs as a % of average loans, annualized	.02%	.08%	.13%

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
QUARTERLY FINANCIAL HIGHLIGHTS

	QUARTER ENDED
	(Unaudited)
	June 30	March 31	December 31	September 30	June 30,
	2017	2017	2016	2016	2016
BALANCE SHEET (Dollars in thousands)

Total loans	$790,753	$786,546	$781,857	$756,804	$725,635
Allowance for loan losses	(5,133)	(5,146)	(5,020)	(4,862)	(4,733)
Total loans, net	785,620	781,400	776,837	751,942	720,902
Total assets	1,027,450	976,635	983,520	959,121	892,328
Core deposits	621,303	633,160	650,745	660,867	579,606
Noncore deposits	226,942	188,660	172,767	146,313	158,757
Total deposits	848,245	821,820	823,512	807,180	738,363
Total borrowings	92,024	66,279	67,579	67,730	70,604
Total shareholders’ equity	81,313	80,009	78,609	78,285	77,081
Total tangible equity	73,572	72,205	70,743	70,356	69,916
Total shares outstanding	6,294,930	6,294,930	6,263,371	6,263,371	6,226,246
Weighted average shares outstanding	6,294,930	6,270,034	6,263,371	6,238,756	6,227,730

AVERAGE BALANCES (Dollars in thousands)

Assets	$984,236	$980,491	$958,781	$930,353	$834,674
Loans	787,143	782,477	771,279	734,702	689,462
Deposits	820,375	825,309	800,508	780,265	679,183
Equity	81,013	79,293	78,406	78,027	79,481

INCOME STATEMENT (Dollars in thousands)

Net interest income	$9,319	$9,166	$9,118	$8,696	$7,996
Provision for loan losses	50	150	250	200	150
Net interest income after provision	9,269	9,016	8,868	8,496	7,846
Total noninterest income	795	776	1,141	1,489	896
Total noninterest expense	7,517	7,177	7,509	7,285	8,893
Income before taxes	2,547	2,615	2,500	2,700	(151)
Provision for income taxes	867	889	802	922	(26)
Net income available to common shareholders	$1,680	$1,726	$1,698	$1,778	$(125)
Income pre-tax, pre-provision	$2,597	$2,765	$2,750	$2,900	$(1)

PER SHARE DATA

Earnings	$.27	$.28	$.27	$.29	$(.02)
Book value per common share	12.92	12.71	12.55	12.50	12.38
Tangible book value per share	11.69	11.47	11.29	11.23	11.23
Market value, closing price	13.99	13.72	13.47	11.49	11.01
Dividends per share	.120	.120	.100	.100	.100

ASSET QUALITY RATIOS

Nonperforming loans/total loans	.47%	.47%	.53%	.62%	.46%
Nonperforming assets/total assets	.76	.84	.91	.83	.76
Allowance for loan losses/total loans	.65	.65	.64	.64	.65
Allowance for loan losses/nonperforming loans	136.95	137.96	121.73	104.13	142.52
Texas ratio	9.91	10.60	11.76	10.55	9.13

PROFITABILITY RATIOS

Return on average assets	.68%	.71%	.70%	.76%	(.06)%
Return on average equity	8.32	8.83	8.62	9.06	(.63)
Net interest margin	4.24	4.19	4.14	4.18	4.19
Average loans/average deposits	95.95	94.81	96.35	94.16	101.51

CAPITAL ADEQUACY RATIOS

Tier 1 leverage ratio	7.02%	6.77%	7.18%	7.29%	7.68%
Tier 1 capital to risk weighted assets	8.57	8.49	8.80	8.22	8.76
Total capital to risk weighted assets	9.21	9.15	9.45	8.81	9.39
Average equity/average assets (for the quarter)	8.23	8.09	8.18	8.39	9.52
Tangible equity/tangible assets (at quarter end)	7.22	7.45	7.25	7.40	7.90